Exhibit 10.20


CARDIS/SCTN                MEMORANDUM OF UNDERSTANDING                       MOU

This MEMORANDUM OF UNDERSTANDING ("MOU") is entered into as of the August 29, 2000 by and between, Cardis Enterprises International B.V. a Netherlands company with offices at, Koningslaan 34, 1075AD, Amsterdam, The Netherlands ("Cardis") and SCTN, dba Smart Chip Technologies, Inc. a Florida Corporation, with offices at, 740 East 3900 South, Salt Lake City, UT 84107 ("SCT").

1. SCT is a developer of platform independent, patented and proprietary loyalty software which it has integrated into smart card based systems.

2. Cardis is in the business of developing and commercially exploiting smart card based cashless payment systems, including without limitation its proprietary and patented Ultimus system, that may be integrated with and used to enhance existing smart card based payment systems.

3. The parties are desirous of integrating their respective technologies to develop enhanced smart card loyalty systems and to commercially exploit any resultant technology and products.

4. The parties shall enter into a technical agreement (the "Technical Agreement") specifying the terms, conditions and procedures for a comprehensive analysis of the feasibility of the integration of their respective technologies. The feasibility analysis shall include without limitation (i) analysis of the technical feasibility of a fully integrated SCT loyalty solution with the Ultimus smart card payment systems (ii) analysis of the ability to provide integrated loyalty processing including audit services and analysis of the technology requirements for such integration (iii) gap analysis setting forth any additional technology development necessary for the integration of such systems.

The Parties anticipate executing the Technical Agreement by December 31, 2000.

5. Concurrent to discussions regarding the Technical Agreement the Parties shall commence discussions to establish a general working relationship for the purpose of identifying possible commercial opportunities in North America in the smart card payment and loyalty card market and to identify and develop mutual sales opportunities for the joint marketing of their respective technologies and products.

6. Subsequent to the completion of the feasibility analysis and subject to its results and outcomes, the Parties shall commence negotiations for the purpose of entering into a comprehensive long form agreement incorporating the terms and guidelines set forth herein, as well as terms, conditions and other provisions that are standard for agreements of this type (the "Agreement").

7. The Agreement as set forth herein shall contain among other provisions: (i) terms for the licensing of the Ultimus smart card payment system for North America; (ii) the procedure for joint business opportunities including without limitation, the submission of joint bids and proposals to customers.

8. The Parties may upon mutual agreement issue press announcements regarding this MOU or regarding progress in their technical or business cooperation.

9. Nothing contained in this MOU shall limit the rights of either Party to commercially exploit any of their proprietary or licensed technology with any third party.

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10. Nothing contained herein shall act to grant any license, right or ownership in either Party's proprietary, intellectual or licensed technology to the other.

11. The Parties agree that the Non-Disclosure Agreement ("NDA"), duly executed by the Parties as of the date hereof, is incorporated herein as an integral part of this Agreement and shall survive the termination of this Agreement, per the terms set forth therein.

12. This MOU will come into force on the date first shown above and will remain in force unless extended by a subsequent writing, until the earlier of:

         12.1     signature of a binding Agreement by the Parties; or

         12.2 upon 30 days written notice from either Party termination this MOU;

         12.3     expiration on, 31 December 2000.

13. This MOU is intended to express the Parties intentions to enter into a legally binding document only and shall not be construed in any way as a legally binding agreement.

In witness whereof, the parties have executed this MOU as of the date first mentioned above.

Cardis Enterprises International BV                    Smart Chip Technologies

By: /s/ J.J. van Ginkel                                By: /s/ Jim Williams
    ------------------------                               ---------------------
Name: J.J. van Ginkel                                  Name: Jim Williams
Title: Director                                        Title: President & CEO
Date: October 10,2000                                  Date: August 29, 2000


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